Exhibit (a)(5)(B)

321 SOUTH BOSTON AVENUE, SUITE 1000

TULSA, OKLAHOMA 74103

PRESS RELEASE FOR IMMEDIATE ISSUANCE

MIDSTATES PETROLEUM ANNOUNCES YEAR-END 2018 RESERVES AND PROVIDES OPERATIONAL AND STRATEGIC UPDATE

TULSA, OK — (BUSINESS WIRE) — February 5, 2019 — Midstates Petroleum Company, Inc. (“Midstates” or the “Company”) (NYSE: MPO) today announced 2018 year-end SEC reserves, preliminary 2018 operational results, and provided a strategic update.

David Sambrooks, President and Chief Executive Officer, commented, “I am very pleased with our operational accomplishments in 2018. We reduced expenses, decreased well downtime and executed a significant workover program that meaningfully increased base production during the year. We also improved liquidity by paying down $100 million of debt and generated free cashflow for the year while executing an approximately $98 million capital program. Finally, our year end 2018 reserve report continues to demonstrate the underlying value of Midstates.”

Mr. Sambrooks continued, “We forecast continuing free cash flow generation in 2019, which allowed us to announce a $50 million tender offer earlier this year and affords us the opportunity to consider additional cash returns to shareholders going forward. As we look to the future, we remain committed to optimizing our production, minimizing costs and operating efficiently, as well as pursuing all opportunities that enhance us financially and operationally.”

Strategic Update

Midstates is committed to pursuing all strategic and opportunistic transactions that create significant shareholder value, including a sale of the Company or mergers and acquisitions that provide for greater scale and operational synergies to enhance bottom line profitability.  To aid in this pursuit, the Company has retained Houlihan Lokey, Inc. as financial advisor and Kirkland & Ellis, LLP as legal counsel.

2018 Year-End Proved Reserves

Midstates’ reserves were fully engineered by its third-party independent reserve consultant, Cawley, Gillespie & Associates, Inc. The following table presents these results:

Reserve Category	Oil (MMBbl)	Gas (Bcf)	NGLs (MMBbl)	Total (MMBoe)	PV-10 ($ in MM)(1)	PV-10 ($ in MM)(2)
PDP	10.7	138.9	12.7	46.5	$425.0	$326.9
PDNP	0.3	8.4	0.8	2.5	8.4	6.2
PUD	7.1	63.3	5.8	23.5	146.3	92.1
Total Proved	18.1	210.6	19.3	72.5	$579.7	$425.2

(1)         Year-end 2018 SEC Pricing: $65.56 per barrel of oil, $29.50 per barrel of NGLs, and $3.10 per million BTUs of gas.

(2)         Utilizing flat pricing of $55.00 per Bbl of oil, $24.75 per Bbl of NGLs, and $2.75 per million BTUs of gas.

Midstates’ estimated proved reserves for year-end 2018 totaled 72.5 million barrels of oil equivalent (“MMBoe”), comprised of 25% oil, 27% NGLs, and 48% natural gas. The Company elected to delay drilling in the fourth quarter of 2018 and reconfigured its drilling program to emphasize two-mile laterals. The revised development strategy reduced PUD inventory to 48 locations at year-end 2018, consisting of 31 two-mile laterals and 17 one-mile laterals developed over 3 years within the SEC five-year development window.

At year-end 2018, Midstates’ proved reserves, as prepared utilizing SEC pricing, had a net present value discounted at 10% (“PV10”) of approximately $579.7 million. The Company’s estimated reserves at year-end 2018 were based on the average oil, NGL, and natural gas prices for each month, which were $65.56 per barrel (“Bbl”), $29.50 per Bbl, and $3.10 per million BTUs.

Utilizing flat pricing of $55.00 per Bbl of oil, $24.75 per Bbl of NGLs, and $2.75 per million BTUs, the Company’s year-end 2018 proved reserves had a PV10 value of approximately $425.2 million, 64% higher than Midstates current enterprise value of approximately $259 million(3).

(3)         EV Value = Market Cap of ~$247 mm (25.3mm shares @ $9.75/share) and net debt of ~$12mm as of 12/31/2018.

Preliminary 2018 Miss Lime Operational Results

Midstates is providing the following preliminary, unaudited full year 2018 operational results.

Production (Boe/d)	16,750 — 16,800

Operational CAPEX	$97 million - $98 million

Price Differentials

Oil (per Bbl)	~$0.67
NGLs (realized % of WTI)	~43%
Natural Gas(4) (per MMBTU)	~$1.40

Cost per Boe

Lease Operating Expenses	$5.80 - $5.90
Expense Workover	$1.90 - $2.00
Severance & Other Taxes	$1.65 - $1.75
Adjusted G&A — Cash(5)	$2.50 - $2.60

(4)         Inclusive of Gathering & Transportation expenses.

(5)         Adjusted G&A — Cash is a non-GAAP financial measure as it excludes from G&A non-cash compensation and other non-recurring items, but includes capitalized general and administrative costs.

Important Information About Tender Offer

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of the Company’s common stock. The offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal, as they may be amended or supplemented. Stockholders and investors are urged to read the Company’s tender offer statement on Schedule TO, which includes as exhibits the Offer to Purchase, the related Letter of Transmittal and other offer materials, as well as any amendments or supplements to the Schedule TO when they become available, because they contain important information. Each of these documents has been filed with the SEC, and investors may obtain them for free from the SEC at its website (www.sec.gov) or from D.F. King & Co., the information agent for the tender offer, by telephone at: (800) 591-6313 (toll-free), by email at: mpo@dfking.com or in writing to: D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005; or from BofA Merrill Lynch, the dealer manager for the tender offer, by telephone at: (888) 803-9655.

Forward-Looking Statements and Additional Disclosure

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Midstates expects, believes or anticipates will or may occur in the future are forward-looking statements. Terminology such as “will,” “would,” “should,” “could,” “expect,” “anticipate,” “plan,” “project,” “intend,” “estimate,” “believe,” “target,” “continue,” “potential,” the negative of such terms or other comparable terminology are intended to identify forward-looking statements. Midstates believes that these statements are based on reasonable assumptions, but such assumptions may prove to be inaccurate. Such statements are also subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Midstates, which may cause Midstates’ actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to, among other things, the Company’s ability to consummate the tender offer. Please read the Company’s filings with the SEC, including “Risk Factors” in its Annual Report on Form 10-K, and if applicable, its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other public filings and press releases for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. All forward-looking statements speak only as of the date of this press release. All forward-looking statements in this press release are qualified in their entirety by these cautionary statements. Midstates undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

The foregoing statements and information furnished herein have not yet been audited by the Company’s external third-party auditor, Grant Thornton LLP.

About Midstates Petroleum Company, Inc.

Midstates Petroleum Company, Inc. is an independent exploration and production company focused on the application of modern drilling and completion techniques in oil and liquids-rich basins in the onshore U.S. The Company’s operations are currently focused on oilfields in the Mississippian Lime play in Oklahoma.

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Contact:

Midstates Petroleum Company, Inc.

Jason McGlynn, Investor Relations, (918) 947-4614

Jason.McGlynn@midstatespetroleum.com